UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — January 28, 2016

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-36132 (Commission File Number)	90-1005472 (IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        Other Events.

On January 28, 2016, Plains All American Pipeline, L.P. (“PAA”), a subsidiary of Plains GP Holdings, L.P. (the “Partnership”), completed a private placement (the “Private Placement”) of approximately 61.0 million Series A Preferred Units representing limited partner interests in PAA (the “Preferred Units”), at a cash purchase price of $26.25 per Preferred Unit.

In connection with the Private Placement, PAA’s general partner agreed to modify its incentive distribution rights (“IDRs”) such that when the Preferred Units convert into common units representing limited partner interests of PAA (“Common Units”), the IDRs associated with the resulting Common Units will only participate in distribution growth above PAA’s current distribution level of $2.80 per converted Common Unit. Assuming all Preferred Units convert into Common Units, the modification represents a permanent IDR reduction of approximately $90 million per year (excluding the impact of any distributions that are paid-in-kind through December 31, 2017 under the terms of the Preferred Units).

The material terms of the Private Placement and the Preferred Units are described in PAA’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 19, 2016 and February 2, 2016.

Amendment No. 1 to Sixth Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC

On January 28, 2016, in connection with the closing of the Private Placement, the Partnership, which is the sole member of Plains All American GP LLC (“GP LLC”), the general partner of Plains AAP, L.P., the sole member of PAA GP LLC, the general partner of PAA, executed Amendment No. 1 to the Sixth Amended and Restated Limited Liability Company Agreement of GP LLC, the entity at which the Board of Directors responsible for governance of PAA resides.  Pursuant to Amendment No. 1, if PAA fails to make three quarterly distributions on the Preferred Units (whether or not consecutive), the holders of Preferred Units will have a right to appoint a new member of the Board of Directors of GP LLC to serve until such time as all accrued and unpaid distributions on the Preferred Units are paid in full.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is filed as Exhibit 3.1 hereto and is incorporated into this report by reference.

Fifth Amended and Restated Agreement of Limited Partnership of PAA

On January 28, 2016, in connection with the closing of the Private Placement, PAA GP LLC, the general partner of PAA, amended and restated the Fourth Amended and Restated Agreement of Limited Partnership of PAA by executing the Fifth Amended and Restated Agreement of Limited Partnership of PAA (the “PAA Partnership Agreement”).  Set forth below is a summary description of the amendments that were implemented by the PAA Partnership Agreement:

•                  the rights, preferences, privileges and other terms relating to the Preferred Units were set forth therein (see primarily Section 5.14 of the PAA Partnership Agreement);

•                  the terms relating to the IDR modification described above were set forth therein (see primarily Section 6.4(g) of the PAA Partnership Agreement);

•                  the text of all three amendments executed since the date of the Fourth Amended and Restated Agreement of Limited Partnership were incorporated into the PAA Partnership Agreement so that all such amendments, together with the changes described above, would be reflected in a single document; and

•                  numerous provisions and portions of text that related to certain classes of units and past transactions that are no longer applicable were deleted given that all of those certain classes of units have previously converted into Common Units, such transactions have been completed and such provisions have no ongoing relevance.

The foregoing description of the PAA Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the PAA Partnership Agreement, a copy of which is filed as Exhibit 3.2 hereto and is incorporated into this report by reference.

ITEM 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1    Amendment No. 1 to Sixth Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC, dated as of January 28, 2016 (incorporated by reference to Exhibit 3.1 to PAA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2016).

Exhibit 3.2    Fifth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of January 28, 2016 (incorporated by reference to Exhibit 3.2 to PAA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: February 2, 2016	By:	PAA GP HOLDINGS LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President

INDEX TO EXHIBITS

Exhibit
No.	Description
3.1

Amendment No. 1 to Sixth Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC, dated as of January 28, 2016 (incorporated by reference to Exhibit 3.1 to PAA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2016).

3.2

Fifth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P., dated as of January 28, 2016 (incorporated by reference to Exhibit 3.2 to PAA’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2016).